News Release

Ryder Reports First Quarter 2021 Results

First Quarter 2021
•GAAP EPS from continuing operations of $0.97 versus a loss of $(2.09) in prior year due to improved results in fleet management solutions
•Comparable EPS (non-GAAP) from continuing operations of $1.09 versus a loss of $(1.38) in prior year
•Total revenue of $2.2 billion and operating revenue (non-GAAP) of $1.8 billion, both up 3%, primarily reflecting higher revenue in supply chain and rental

Full-Year 2021 Forecast
•Increased GAAP EPS forecast to $5.65 - $6.05 from $4.18 - $4.68
•Increased comparable EPS (non-GAAP) forecast to $5.50 - $5.90 from $4.15 - $4.65
•Expect to achieve adjusted ROE (ROE) of 12 - 13% exceeding our interim target of 11%

MIAMI, April 28, 2021 – Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and fleet management solutions, reported results for the three months ended March 31 as follows:

(In millions, except EPS)	Earnings (Loss) Before Taxes		Earnings (Loss)		Diluted Earnings (Loss) Per Share
	2021	2020	2021	2020	2021	2020
Continuing operations (GAAP)	$70.3	$(113.6)	$51.6	$(109.1)	$0.97	$(2.09)
Non-operating pension costs, net	—	1.2	(0.8)	0.1	(0.01)	—
Restructuring and other, net	2.3	11.3	2.6	8.9	0.03	0.17
ERP implementation costs	7.6	10.3	5.7	7.7	0.11	0.15
Gains on sale of properties	(1.5)	—	(1.2)	—	(0.02)	—
Tax adjustments, net	—	—	0.3	20.4	0.01	0.39
Comparable (non-GAAP)	$78.6	$(90.8)	$58.2	$(72.1)	$1.09	$(1.38)
Note: Amounts may not be additive due to rounding.

Total and operating revenue for the three months ended March 31 were as follows:

(In millions)	Total Revenue			Operating Revenue (non-GAAP)
	2021	2020	Change	2021	2020	Change
Total	$2,222	2,161	3%	$1,817	1,771	3%
Fleet Management Solutions (FMS)	$1,335	1,340	—%	$1,168	1,158	1%
Supply Chain Solutions (SCS)	$707	628	12%	$503	467	8%
Dedicated Transportation Solutions (DTS)	$321	335	(4)%	$237	237	—%

CEO Comment

Commenting on the company's results and outlook, Ryder Chairman and CEO Robert Sanchez said, "Our team delivered strong first quarter results surpassing our initial guidance. FMS results were significantly better than expected in lease and rental as well as used vehicle sales, driven by a robust freight environment and our actions to improve returns. We’re pleased with the improvement in used vehicle pricing resulting from a stronger market and the expansion of our retail sales capacity. We continue to make significant progress on our longer-term return initiatives, including optimizing our lease pricing and reducing our maintenance costs. We expect improving economic and freight conditions to continue at least through the balance of the year. As a result, we now anticipate achieving ROE of 12 - 13% this year, while generating strong free cash flow.

"From a strategic growth perspective, we saw record first-quarter sales activity in supply chain, as well as strong sales in our dedicated business. Increased focus on supply chain resiliency is driving a robust sales pipeline as companies seek strategic partnerships that can provide end-to-end solutions with flexibility and scale. In addition, we're seeing significant expansion of our Ryder Last Mile solution driven by increased consumer demand for home delivery. Technology has also moved to the forefront of supply chain sales conversations, becoming a key driver in the sales process. Our customers want visibility and the ability to collaborate, which our RyderShare platform delivers. It is proving to be a strategic differentiator, enabling us to win new business and larger deals.

"We also continue to deliver on our corporate responsibility commitments to reduce environmental impacts, invest in new technologies, and advance diversity, equity and inclusion in the workplace. During the quarter, we published our Corporate Sustainability Report highlighting significant accomplishments including our ongoing efforts to reduce the environmental impacts of our operations and those of the customers we serve. Employee health and safety remains a top priority for us and is paramount to keeping the supply chain moving for our customers and local communities. In support of this commitment, we recently announced paid time off for Ryder employees to get the COVID-19 vaccination."

Outlook

Full Year 2021
FY21 GAAP EPS	$5.65 - $6.05
FY21 Comparable EPS (non-GAAP)	$5.50 - $5.90
YOY Earnings Benefit from Lower Depreciation Impact (excl. UVS, net)	~$220M

ROE (1)	12 - 13%
Cash from Operating Activities	$2.20B
Free Cash Flow (non-GAAP)	$400M - $700M
Capital Expenditures	$2.0B - 2.3B

Second Quarter 2021
2Q21 GAAP EPS	$1.63 - $1.73
2Q21 Comparable EPS (non-GAAP)	$1.25 - $1.35
YOY Earnings Benefit from Lower Depreciation Impact (excl. UVS, net)	~$70M

(1) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to ROE is provided in the Appendix - Non-GAAP Financial Measures at the end of this release.

"Given our outlook for a strong freight environment, we expect continued favorable performance in FMS driven by lease, rental, and used vehicle sales. We anticipate lease to benefit from our pricing actions, increased sales activity, and improved operating performance. We also expect pricing in rental and used vehicle sales to remain strong. Although we anticipate some delayed truck deliveries this year, we expect the impact will be offset by higher lease sales activity and vehicles placed in service during the first quarter, as well as higher rental utilization and pricing.

"In SCS and DTS, we are on track to meet or exceed our revenue growth targets. We have assumed there will be some impact to supply chain earnings due to the semiconductor shortage impacting our automotive customers. SCS and DTS returns are also anticipated to be impacted by strategic investments in new technologies and our Ever betterTM brand awareness campaign. These investments leverage secular outsourcing trends and position us for continued growth.

"In 2021, we now expect to achieve ROE of 12 - 13%, above our prior expectation of approaching our interim target of 11%. Assuming current market conditions and tax policy continue, we believe we are well positioned to realize our long-term ROE target of 15% in 2022. Our forecast for 2021 free cash flow of $400 - $700 million is unchanged and we expect leverage to decline to the bottom end of our target range."

First Quarter Business Segment Operating Results

Fleet Management Solutions: Higher Earnings Primarily Reflect Improved Results in Used Vehicle Sales as well as Stronger Rental Performance and Increased Lease Pricing

(In millions)	1Q21	1Q20	Change
Total Revenue	$1,335	1,340	—%
Operating Revenue (1)	$1,168	1,158	1%

Earnings Before Tax (EBT) (2)	$63	(115)	NM
FMS EBT as a % of FMS total revenue	4.7%	(8.5)%	NM
FMS EBT as a % of FMS operating revenue (1)	5.4%	(9.9)%	NM

Rolling 12-months EBT as % of total and operating revenue	1Q21	1Q20	Change
FMS EBT as a % of FMS total revenue	0.7%	(4.4)%	NM
FMS EBT as a % of FMS operating revenue (1)	0.8%	(5.2)%	NM

(1) Non-GAAP financial measure excluding fuel and lease liability insurance revenue.
(2) EBT in 1Q21 and 1Q20 included $59M and $151M of depreciation expense, respectively, from the impact of policy and accelerated depreciation and used vehicle sales results due to prior residual values estimate changes.
NM - Not Meaningful

In the Fleet Management Solutions (FMS) business segment, total revenue remained flat as 8% higher rental revenue was offset by the discontinuation of the lease liability insurance product line and lower fuel revenue. Operating revenue was up 1% primarily reflecting higher rental pricing, partially offset by lower SelectCare and other revenues.

FMS EBT increased by $178 million reflecting higher gains on used vehicles sold and a declining impact of depreciation expense from prior vehicle residual value estimate changes, which together totaled $92 million. Used vehicle pricing on trucks and tractors increased 35% and 25%, respectively, from the prior year, and ending inventory levels declined by 47% to 6,200 vehicles. Lease results benefited from the redeployment of non-revenue earning vehicles and higher pricing on new leases. Rental results benefited from a 9% increase in pricing and better utilization. Rental power fleet utilization increased to 73% (up from 64% in the prior year) on a 12% smaller average power fleet. Benefits from lower maintenance costs and bad debt expense also contributed to higher results. FMS earnings before tax as a percentage of FMS operating revenue is below the company's long-term target of high single digits, reflecting depreciation from prior residual value estimate changes.

Supply Chain Solutions: Higher Earnings from Increased Pricing and Volumes Were Partially Offset by Higher Overheads Including Strategic Investments

(In millions)	1Q21	1Q20	Change
Total Revenue	$707	628	12%
Operating Revenue (1)	$503	467	8%

Earnings Before Tax (EBT)	$33	31	6%
EBT as a % of total revenue	4.7%	4.9%	(20) bps
EBT as a % of operating revenue (1)	6.6%	6.6%	— bps

Rolling 12-months EBT as % of total and operating revenue	1Q21	1Q20	Change
EBT as a % of total revenue	6.2%	5.7%	50 bps
EBT as a % of operating revenue (1)	8.5%	7.7%	80 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

In the Supply Chain Solutions (SCS) business segment, total revenue and operating revenue increased primarily due to new business and higher volumes. Operating revenue growth reflects double-digit percentage increases in retail, consumer packaged goods, and industrial revenues, partially offset by lower revenue in high tech. Automotive revenues were largely unchanged reflecting the negative impact of the semiconductor shortage and weather this year and COVID-19 impacts in the prior-year.

Higher SCS earnings before tax reflects higher pricing and volumes, partially offset by higher overheads including continued investments in marketing and technology. SCS EBT as a percentage of SCS operating revenue is below the company's long-term target of high single digits for the first quarter but is within the target range for the trailing twelve-month period.

Dedicated Transportation Solutions: Improved Results Reflect Better Operating Performance Partially Offset by Higher Insurance Costs

(In millions)	1Q21	1Q20	Change
Total Revenue	$321	335	(4)%
Operating Revenue (1)	$237	237	—%

Earnings Before Tax (EBT)	$13	12	7%
EBT as a % of total revenue	4.1%	3.6%	50 bps
EBT as a % of operating revenue (1)	5.5%	5.1%	40 bps

Rolling 12-months EBT as % of total and operating revenue	1Q21	1Q20	Change
EBT as a % of total revenue	6.1%	5.4%	70 bps
EBT as a % of operating revenue (1)	8.0%	7.8%	20 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

In the Dedicated Transportation Solutions (DTS) business segment, total revenue declined from lower subcontracted transportation. Operating revenue was in line with the prior year as new business and higher pricing were offset by lower volumes.

DTS earnings before tax increased primarily due to improved operating performance and was partially offset by higher insurance costs. DTS EBT as a percentage of DTS operating revenue is below the company's long-term target of high single digits for the first quarter but is within the target range for the trailing twelve-month period.

Corporate Financial Information

Unallocated Central Support Services
In the first quarter of 2021, unallocated CSS costs were $18 million as compared to $9 million in the prior year, primarily reflecting higher incentive compensation-related expenses due to significantly improved company performance.

Income Taxes
Our effective income tax rate from continuing operations for the first quarter of 2021 was an expense of 26.6% as compared to a benefit of 4.0% in the prior year. The tax rate in the first quarter of 2020 was impacted by the reduction in earnings due to the accelerated depreciation charges and the COVID-19 economic effects. In addition, the prior year tax rate was impacted by a $13 million valuation allowance in the UK. The comparable effective income tax rate (a non-GAAP measure) from continuing operations for the first quarter of 2021 was an expense of 26.0% as compared to a benefit of 20.6% in the prior year.

Capital Expenditures, Cash Flow, and Leverage
First quarter gross capital expenditures increased to $407 million in 2021 compared with $392 million in 2020 as higher planned investments in the rental fleet were partially offset by lower lease spending.

First quarter operating cash flow was $466 million in 2021, up from $439 million in 2020, reflecting higher earnings. Free cash flow (a non-GAAP measure) was $241 million, up from $111 million in 2020 due to higher proceeds from the sale of vehicles and lower cash capital expenditures.

Debt-to-equity as of March 31, 2021 declined to 280% from 293% at year-end 2020, and is within the company's long-term target of 250 - 300%. The decrease in debt-to-equity from year-end 2020 was driven by lower debt as a result of higher free cash flow. Assuming current market conditions and tax policy continue, we now expect debt-to-equity to be at the bottom end of our target range.

Supplemental Company Information

First Quarter Net Earnings

(In millions, except EPS)	Earnings		Diluted EPS
	2021	2020	2021	2020
Earnings (loss) from continuing operations	$51.6	(109.1)	$0.97	(2.09)
Discontinued operations	(0.8)	(0.5)	(0.01)	(0.01)
Net earnings (loss)	$50.8	(109.6)	$0.95	(2.10)

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder’s stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company’s financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder’s SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder’s leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder’s DTS business segment combines the best of Ryder’s leasing and maintenance capability with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder’s FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder’s expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

###

Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including our forecast, expectations regarding market trends and economic environment; impact of the COVID-19 pandemic on market conditions, e-commerce trends, freight environment, earnings, depreciation, commercial rental demand and utilization, and used vehicle sales volume and pricing, expected benefits from our strategic initiatives and our multi-year maintenance cost-savings initiatives; expected benefits of lease pricing initiatives; implementation of our asset management strategy; performance, including sales and revenue growth, in our product lines and segments; residual values and depreciation expense; used vehicle inventory; rental utilization; free cash flow; operating cash flow; capital expenditures; fleet growth; and profitability of our Ryder Last Mile operations. Our forward-looking statements also include our estimates of the impact of our changes to residual value estimates on earnings and depreciation expense. The expected impact of the change in residual value estimates is based on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near-term used vehicle market. Our assessment is subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results related to vehicle residual values to materially differ from estimates include changes in supply and demand, competitor pricing, regulatory requirements, driver shortages, changes in customer requirements and preferences, as well as changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, the effect of the COVID-19 pandemic; our ability to adapt to changing market conditions, lower than expected contractual sales, decreases in commercial rental demand or utilization or poor acceptance of rental pricing, declining market demand for or excess supply of used vehicles impacting current or estimated pricing and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; lower than expected benefits from our sales, marketing and new product initiatives; higher than expected costs related to our ERP implementation; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations, difficulty in obtaining adequate profit margins for our services; inability to maintain current pricing levels due to soft economic conditions, business interruptions or expenditures due to labor disputes, severe weather or natural occurrences; competition from other service providers and new entrants; driver and technician shortages resulting in higher procurement costs and turnover rates; impact of worldwide semiconductor shortage, higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance and revenue; impact of changes in our residual value estimates and accounting policies, including our depreciation policy; unanticipated changes in fuel prices; unanticipated currency exchange rate fluctuations; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the non-GAAP financial measures contained in this release to the nearest GAAP measure and why management believes that presentation of each measure provides useful information to investors. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our most recent Form 10-K, Form 10-Q and our Form 8-K filed as of the date of this release with the SEC, which are available at http://investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for April 28, 2021 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-352-6803
USA Toll Number:    323-701-0225
Audio Passcode:        Ryder
Conference Leader:    Bob Brunn

AUDIO REPLAY VIA PHONE
An audio replay of the call will be available one hour after call ends for 30 days.
Toll Free Number:    888-203-1112
USA Toll Number:    719-457-0820
Replay Passcode:        1420126

AUDIO REPLAY VIA MP3 DOWNLOAD
A podcast will be available within 24 hours after the end of the call. Click here then select Financials/Quarterly Reports and the date.

AUDIO & SLIDE REPLAY VIA INTERNET
An audio replay including the slide presentation will be available on the Internet within two hours following the call. Click here then select Financials/Quarterly Reports and the date.

Contacts:    Media:                        Investor Relations:
        Amy Federman                    Bob Brunn
        (305) 500-4989                    (305) 500-4053

Financial = ryder-financial
USA = ryder-usa

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
Periods ended March 31, 2021 and 2020
(In millions, except per share amounts)

	Three Months
	2021	2020

Lease & related maintenance and rental revenues	$940.4	927.8
Services revenue	1,165.5	1,112.2
Fuel services revenue	115.7	121.4
Total revenues	2,221.6	2,161.3

Cost of lease & related maintenance and rental	730.1	818.3
Cost of services	999.8	954.4
Cost of fuel services	114.7	120.4
Other operating expenses	33.9	33.6
Selling, general and administrative expenses	241.7	224.1
Non-operating pension costs, net	—	1.2
Used vehicle sales, net	(28.9)	20.7
Interest expense	54.7	62.6
Miscellaneous (income) loss, net	(5.4)	8.7
Restructuring and other items, net	10.7	30.9
	2,151.4	2,274.9

Earnings (loss) from continuing operations before income taxes	70.3	(113.6)
Provision for (benefit from) income taxes	18.7	(4.5)
Earnings (loss) from continuing operations	51.6	(109.1)
Earnings (loss) from discontinued operations, net of tax	(0.8)	(0.5)
Net earnings (loss)	$50.8	(109.6)

Earnings (loss) per common share — Diluted
Continuing operations	$0.97	(2.09)
Discontinued operations	(0.01)	(0.01)
Net earnings (loss)	$0.95	(2.10)

Earnings (loss) available to common shareholders
Earnings (loss) from continuing operations	$51.6	(109.1)
Less: Distributed and undistributed earnings allocated to unvested stock	(0.2)	(0.1)
Earnings (loss) from continuing operations available to common stockholders	$51.3	(109.2)

Weighted average common shares outstanding — Diluted	53.4	52.3

EPS from continuing operations	$0.97	(2.09)
Non-operating pension costs, net	(0.01)	—
Restructuring and other, net	0.03	0.17
ERP implementation costs	0.11	0.15
Gains on sale of properties	(0.02)	—
Tax adjustments, net	0.01	0.39
Comparable EPS from continuing operations *	$1.09	(1.38)

* Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In millions)

	March 31, 2021	December 31, 2020

Assets:
Cash and cash equivalents	$91.7	151.3
Other current assets	1,439.9	1,444.2
Revenue earning equipment, net	8,567.4	8,777.0
Operating property and equipment, net	930.5	927.1
Other assets	1,645.1	1,632.4
	$12,674.6	12,932.0

Liabilities and shareholders' equity:
Current liabilities	$1,495.3	1,536.6
Total debt (including current portion)	6,372.2	6,610.2
Other non-current liabilities (including deferred income taxes)	2,527.4	2,529.6
Shareholders' equity	2,279.7	2,255.6
	$12,674.6	12,932.0

SELECTED KEY RATIOS AND METRICS

	March 31, 2021	December 31, 2020

Debt to equity	280%	293%

	Three months ended March 31,
	2021	2020

Comparable EBITDA *	$567.4	517.7
Effective interest rate (average cost of debt)	3.4%	3.1%

	Three months ended March 31,
	2021	2020

Net cash provided by operating activities from continuing operations	$465.7	438.6
Free cash flow *	241.3	110.6
Capital expenditures paid	381.1	431.0

Gross capital expenditures (accrual basis)	$406.6	392.0
Proceeds from sales (primarily revenue earning equipment)	(156.5)	(103.0)
Net capital expenditures	$250.1	289.0

	Twelve months ended March 31,
	2021	2020

ROE **	4.5%	(4.8)%

* Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release. Comparable EBITDA has been recast to exclude gains/losses from the sale of used vehicles.
** The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED
Periods ended March 31, 2021 and 2020
(In millions)

	Three Months
	2021	2020	B(W)

Total Revenue:
Fleet Management Solutions:
ChoiceLease	$797.1	792.2	1%
SelectCare	130.7	136.1	(4)%
Commercial rental	223.0	205.8	8%
Other	17.3	23.4	(26)%
Fuel services revenue	166.6	173.3	(4)%
ChoiceLease liability insurance revenue	0.8	9.4	(92)%
Total Fleet Management Solutions	1,335.5	1,340.2	—%
Supply Chain Solutions	706.7	628.4	12%
Dedicated Transportation Solutions	320.5	334.9	(4)%
Eliminations	(141.1)	(142.3)	1%
Total revenue	$2,221.6	2,161.3	3%

Operating Revenue: *
Fleet Management Solutions	$1,168.1	1,157.5	1%
Supply Chain Solutions	502.6	467.3	8%
Dedicated Transportation Solutions	236.8	236.7	—%
Eliminations	(90.2)	(90.3)	—%
Operating revenue	$1,817.4	1,771.2	3%

Business Segment Earnings:
Earnings (loss) from continuing operations before income taxes:
Fleet Management Solutions	$63.4	(114.6)	NM
Supply Chain Solutions	33.0	31.0	6%
Dedicated Transportation Solutions	13.0	12.2	7%
Eliminations	(12.3)	(10.1)	(22)%
	97.1	(81.4)	NM
Unallocated Central Support Services	(18.4)	(9.4)	(96)%
Non-operating pension costs, net	—	(1.2)	NM
Other items impacting comparability, net	(8.4)	(21.6)	61%
Earnings (loss) from continuing operations before income taxes	70.3	(113.6)	NM
Provision for (benefit from) income taxes	18.7	(4.5)	NM
Earnings (loss) from continuing operations	$51.6	(109.1)	NM

* Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.
NM - Not Meaningful

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
Periods ended March 31, 2021 and 2020
(In millions)

	Three months ended March 31,
	2021	2020	B(W)
Fleet Management Solutions

FMS total revenue	$1,335.5	1,340.2	—%
Fuel services revenue (a)	(166.6)	(173.3)	(4)%
ChoiceLease liability insurance revenue	(0.8)	(9.4)	(92)%
FMS operating revenue *	$1,168.1	1,157.5	1%

Segment earnings (loss) before income taxes	$63.4	(114.6)	NM

FMS earnings (loss) before income taxes as % of FMS total revenue	4.7%	(8.5)%

FMS earnings (loss) before income taxes as % of FMS operating revenue *	5.4%	(9.9)%

	Three months ended March 31,
	2021	2020	B(W)
Supply Chain Solutions

SCS total revenue	$706.7	628.4	12%
Subcontracted transportation	(180.1)	(135.7)	33%
Fuel	(24.0)	(25.4)	(6)%
SCS operating revenue *	$502.6	467.3	8%

Segment earnings before income taxes	$33.0	31.0	6%

SCS earnings before income taxes as % of SCS total revenue	4.7%	4.9%

SCS earnings before income taxes as % of SCS operating revenue *	6.6%	6.6%

	Three months ended March 31,
	2021	2020	B(W)
Dedicated Transportation Solutions

DTS total revenue	$320.5	334.9	(4)%
Subcontracted transportation	(51.1)	(66.2)	(23)%
Fuel	(32.5)	(32.0)	2%
DTS operating revenue *	$236.8	236.7	—%

Segment earnings before income taxes	$13.0	12.2	7%

DTS earnings before income taxes as % of DTS total revenue	4.1%	3.6%

DTS earnings before income taxes as % of DTS operating revenue *	5.5%	5.1%

* Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

(a) Includes intercompany fuel sales from FMS to SCS and DTS.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - ROLLING TWELVE MONTHS - UNAUDITED
Periods ended March 31, 2021 and 2020
(In millions)

	Twelve months ended March 31,
	2021	2020	B(W)
Fleet Management Solutions

FMS total revenue	$5,165.7	5,560.0	(7)%
Fuel services revenue (a)	(562.3)	(781.8)	(28)%
ChoiceLease liability insurance revenue	(15.2)	(36.1)	NM
FMS operating revenue *	$4,588.1	4,742.1	(3)%

Segment earnings (loss) before income taxes	$36.0	(245.8)	NM

FMS earnings (loss) before income taxes as % of FMS total revenue	0.7%	(4.4)%

FMS earnings (loss) before income taxes as % of FMS operating revenue *	0.8%	(5.2)%

	Twelve months ended March 31,
	2021	2020	B(W)
Supply Chain Solutions

SCS total revenue	$2,622.7	2,544.0	3%
Subcontracted transportation	(638.3)	(562.4)	14%
Fuel	(78.7)	(111.4)	(29)%
SCS operating revenue *	$1,905.7	1,870.2	2%

Segment earnings before income taxes	$161.9	143.8	13%

SCS earnings before income taxes as % of SCS total revenue	6.2%	5.7%

SCS earnings before income taxes as % of SCS operating revenue *	8.5%	7.7%

	Twelve months ended March 31,
	2021	2020	B(W)
Dedicated Transportation Solutions

DTS total revenue	$1,215.0	1,402.8	(13)%
Subcontracted transportation	(176.8)	(288.9)	(39)%
Fuel	(108.8)	(140.1)	(22)%
DTS operating revenue *	$929.4	973.8	(5)%

Segment earnings before income taxes	$74.2	75.9	(2)%

DTS earnings before income taxes as % of DTS total revenue	6.1%	5.4%

DTS earnings before income taxes as % of DTS operating revenue *	8.0%	7.8%

* Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.
Note: Amounts may not be additive due to rounding.

(a) Includes intercompany fuel sales from FMS to SCS and DTS.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

	Three months ended March 31,		2021/2020
	2021	2020	Three Months

ChoiceLease
Average fleet count	148,800	159,600	(7)%
End of period fleet count	147,300	158,800	(7)%
Miles/unit per day change - % (a)	(0.8)%	3.8%

Average Active ChoiceLease vehicles (b)	142,100	148,200	(4)%
Revenue per active ChoiceLease vehicle (c)	$5,600	$5,300	6%

Commercial rental
Average fleet count	35,000	40,500	(14)%
End of period fleet count	35,600	39,600	(10)%
Rental utilization - power units (d)	72.9%	64.4%	850bps
Rental rate change - % (e)	9.3%	3.4%

Customer vehicles under
SelectCare contracts
Average fleet count	51,200	56,400	(9)%
End of period fleet count	52,300	56,900	(8)%

Customer vehicles under
SelectCare on-demand (f)
Fleet serviced during the period	6,700	8,100	(17)%

SCS
Average fleet count (g)	9,400	9,600	(2)%
End of period fleet count (g)	9,500	9,600	(1)%

DTS
Average fleet count (g)	9,700	9,400	3%
End of period fleet count (g)	10,000	9,400	6%

Used vehicle sales (UVS)
Average UVS inventory	6,800	10,300	(34)%
End of period fleet count	6,200	11,600	(47)%
Used vehicles sold	6,600	5,500	20%
UVS pricing change (h)
Tractors	25%	(26)%
Trucks	35%	(6)%
Notes:

(a)	Represents percentage change compared to prior year period in miles driven per vehicle per workday on US lease power units.
(b)	Active ChoiceLease vehicles are calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(c)	Calculated based on the reported quarterly ChoiceLease revenue.
(d)	Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(e)	Represents percentage change compared to prior year period in average global rental rate per day on power units using constant currency.
(f)	Comprised of the number of vehicles serviced under on-demand maintenance agreements. Vehicles included in the end of period count may have been serviced more than one time during the respective period.
(g)	These vehicle counts are also included within the average fleet counts for ChoiceLease, Commercial rental and SelectCare.
(h)	Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings (Loss) Before Income Tax and Comparable Tax Rate	Earnings (Loss) Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings (Loss)	Earnings (Loss) from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings (Loss)	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue FMS Operating Revenue SCS Operating Revenue DTS Operating Revenue FMS EBT as a % of FMS Operating Revenue SCS EBT as a % of SCS Operating Revenue DTS EBT as a % of DTS Operating Revenue
Operating revenue is defined as total revenue for Ryder System, Inc. or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation, as well as (3) revenue from our ChoiceLease liability insurance program which was discontinued in early 2020. We believe operating revenue provides useful information to investors as we use it to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers, which is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on trailing market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these services are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

ChoiceLease liability insurance: We exclude ChoiceLease liability insurance as we announced our plan in the first quarter of 2020 to exit the extension of our liability insurance coverage for ChoiceLease customers. The exit of this program was completed in the first quarter of 2021. We are excluding the revenues associated with this program for better comparability of our on-going operations.

Comparable Earnings Measures:
Comparable Earnings (Loss) before Income Taxes (EBT) Comparable Earnings (Loss) Comparable Earnings (Loss) per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, comparable earnings and comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) any other significant items that are not representative of our business operations. We believe these comparable earnings measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations as detailed in the reconciliation table below. These other significant items vary from period to period and, in some periods, there may be no such significant items.

Comparable tax rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of net earnings and average shareholders' equity. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings (loss), first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by analysts, investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. In addition, we believe that the inclusion of comparable EBITDA provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results. Other companies may calculate comparable EBITDA differently; therefore, our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered as an alternative to net earnings (loss), earnings (loss) from continuing operations before income taxes or earnings (loss) from continuing operations determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities (determined in accordance with GAAP), as an indicator of cash flows, or as a measure of liquidity.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

* See Total Cash Generated and Free Cash Flow reconciliations in the Financial Resources and Liquidity section of Management's Discussion and Analysis.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

OPERATING REVENUE RECONCILIATION

	Three months ended March 31,
	2021	2020

Total revenue	$2,221.6	2,161.3
Subcontracted transportation	(231.3)	(202.0)
Fuel	(172.2)	(178.7)
ChoiceLease liability insurance revenue	(0.8)	(9.4)
Operating revenue *	$1,817.4	1,771.2

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION

	Three months ended March 31,
	2021	2020

Net cash provided by operating activities from continuing operations	$465.7	438.6
Proceeds from sales (primarily revenue earning equipment) (a)	156.5	103.0
Other (a)	0.1	—
Total cash generated *	622.3	541.6
Purchases of property and revenue earning equipment (a)	(381.1)	(431.0)
Free cash flow *	$241.3	110.6

Memo:
Net cash used in investing activities	$(226.0)	(333.0)
Net cash provided by (used in) financing activities	$(298.1)	217.6

Notes:

(a)	Included in cash flows from investing activities.

* Non-GAAP financial measure.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

ADJUSTED RETURN ON EQUITY RECONCILIATION

	Twelve months ended March 31,
	2021	2020

Net earnings (loss) (12-month rolling period)	$38.2	(179.4)
Other items impacting comparability *	77.2	53.4
Income taxes (a)	4.9	(45.7)
Adjusted earnings (loss) before income taxes	120.2	(171.7)
Adjusted income taxes (b)	(18.7)	53.2
Adjusted net earnings (loss) ** [A]	$101.6	(118.5)

Average shareholders' equity	$2,217.5	2,474.1
Average adjustments to shareholders' equity (c)	54.8	17.7
Adjusted average shareholders' equity ** [B]	$2,272.3	2,491.8

Adjusted Return on Equity ** [A]/[B]	4.5%	(4.8)%

Notes:

(a)	Includes income taxes on discontinued operations.
(b)	Represents the tax provision on adjusted earnings before income taxes.
(c)	Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.

* Other items impacting comparability includes the following:

	Twelve months ended March 31,
	2021	2020
Restructuring and other, net	$58.8	53.3
ERP implementation costs	31.6	28.0
Gains on sale of properties	(6.9)	(18.6)
Early redemption of medium-term notes	9.0	—
ChoiceLease liability insurance revenue	(15.2)	(9.4)
Other items impacting comparability	$77.2	53.4

** Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Three months ended March 31,
	2021	2020

Net earnings (loss)	$50.8	(109.6)
(Earnings) loss from discontinued operations, net of tax	0.8	0.5
Provision for (benefit from) income taxes	18.7	(4.5)
Earnings (loss) before income taxes from continuing operations	70.3	(113.6)
Non-operating pension costs, net	—	1.2
Restructuring and other, net	3.0	20.6
ERP implementation costs	7.6	10.3
Gains on sale of properties	(1.5)	—
ChoiceLease liability insurance revenue	(0.8)	(9.4)
Comparable earnings (loss) before income taxes	78.6	(90.8)
Interest expense	54.7	62.6
Depreciation	461.2	523.2
Used vehicle sales, net	(28.9)	20.8
Amortization	1.8	2.0
Comparable EBITDA *	$567.4	517.7

* Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table. Comparable EBITDA has been recast to exclude gains/losses from the sale of used vehicles.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED
(In millions)

COMPARABLE EARNINGS BEFORE INCOME TAXES / EARNINGS / TAX RATE RECONCILIATION

	Three months ended March 31,
	2021	2020

Earnings (loss) from continuing operations before income taxes	$70.3	(113.6)
Non-operating pension costs, net	—	1.2
Restructuring and other, net	3.0	20.6
ERP implementation costs	7.6	10.3
Gains on sale of properties	(1.5)	—
ChoiceLease liability insurance revenue	(0.8)	(9.4)
Comparable earnings (loss) before income taxes *	$78.6	(90.8)

Provision for (benefit from) income taxes	$18.7	(4.5)
Tax adjustments, net (a)	(0.3)	(20.4)
Income tax effects of non-GAAP adjustments **	2.1	6.1
Comparable provision for (benefit from) income taxes	$20.4	(18.7)

Earnings (loss) from continuing operations	$51.6	(109.1)
Non-operating pension costs, net	(0.8)	0.1
Restructuring and other, net	2.6	8.9
ERP implementation costs	5.7	7.7
Gains on sale of properties	(1.2)	—
Tax adjustments, net (a)	0.3	20.4
Comparable earnings (loss) from continuing operations *	$58.2	(72.1)

Tax rate on continuing operations	26.6%	(4.0)%
Tax adjustments and income tax effects of non-GAAP adjustments **	(0.6)%	(16.6)%
Comparable tax rate on continuing operations **	26.0%	(20.6)%

Notes:

(a)
In the first quarter of 2021, we recorded tax expense of $0.3 million related to expiring state net operating losses. In the first quarter of 2020, we recorded tax expenses of $7 million and $13 million related to expiring state net operating losses and a valuation allowance on our U.K. deferred tax assets, respectively.

* Non-GAAP financial measure.
** The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

	Second Quarter 2021	Full Year 2021
EPS from continuing operations	$1.63 - $1.73	$5.65 - $6.05
Non-operating pension costs, net	(0.02)	(0.06)
Restructuring and other, net	0.07	0.24
ERP implementation costs	0.05	0.15
Gains on sale of properties	(0.49)	(0.51)
Tax adjustments, net	0.01	0.03
Comparable EPS from continuing operations forecast *	$1.25 - $1.35	$5.50 - $5.90

* Non-GAAP financial measure.

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

2021 Forecast

Net cash provided by operating activities from continuing operations	$2,200
Proceeds from sales (primarily revenue earning equipment) (a)	500
Total cash generated *	2,700

Purchases of property and revenue earning equipment (a)	(2,300 - 2,000)
Free cash flow *	$400M - $700M

Memo:
Net cash used in investing activities	$(1,600)
Net cash provided by (used in) financing activities	$(700)

Notes:

(a)	Included in cash flows from investing activities.

* Non-GAAP financial measure.

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION
2021 Forecast

Net earnings (12-month rolling period)	$310
Other items impacting comparability *	(10)
Income taxes (a)	105
Adjusted earnings before income taxes	405
Adjusted income taxes (b)	(110)
Adjusted net earnings for ROE (numerator) ** [A]	$295

Average shareholders' equity	$2,350
Adjustment to equity (c)	20
Adjusted average total equity (denominator) ** [B]	$2,370

Adjusted Return On Equity ** [A]/[B]	12.5%

Notes:

(a)	Includes income taxes on discontinued operations.
(b)	Represents the tax provision on adjusted earnings before income taxes.
(c)	Represents the impact to equity of items to arrive at adjusted earnings.

* Forecasted other items impacting comparability includes restructuring and other, net of $15 million, ERP implementation costs of $10 million, and gains on sale of properties of $(35) million.
** Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.

Note: Amounts may not be additive due to rounding.